Exhibit 99.1

NEXMETALS ANNOUNCES EFFECTIVE DATE OF SHARE CONSOLIDATION

Toronto, Ontario, June 18, 2025 – NexMetals Mining Corp. (TSXV: NEXM) (OTC Pink: PRMLF) (formerly Premium Resources Ltd.) (“NEXM” or the “Company”) announces that the Company will consolidate its common shares on the basis of twenty (20) pre-consolidated shares for every one (1) post-consolidation share (the “Consolidation”). The Consolidation is subject to final approval of the TSX Venture Exchange (the “TSXV”) and is expected to take effect at market open on June 20, 2025 (the “Effective Date”).

In connection with the Company’s proposed listing on the Nasdaq Stock Market LLC (“Nasdaq”), the Company is undertaking the Consolidation in order to satisfy Nasdaq’s initial listing requirements, which include a minimum bid price of US$4.00 per share.

Following the Consolidation, the Company will have approximately 21,449,317 common shares issued and outstanding. Any fractional post-Consolidation share that is less than one-half (1/2) of a share will be cancelled and any fractional post-Consolidation share that is at least or greater than one-half (1/2) of a share will be rounded up to one whole share. The Company’s name and trading symbol will remain unchanged. However, the CUSIP number for the post-Consolidation common shares will be 65346E204 and the new ISIN will be CA65346E2042.

Registered shareholders of record as of the Effective Date who hold physical share certificates will receive a letter of transmittal from the Company’s transfer agent, Computershare Investor Services Inc., with instructions on how to exchange their existing share certificates for new share certificates representing post-Consolidation shares. Shareholders whose shares are represented by a direct registration system statement will automatically receive their post-Consolidation shares without any further action. Beneficial shareholders who hold their shares through a broker or other intermediary and do not have shares registered in their own names will not be required to complete a letter of transmittal, but are encouraged to contact their intermediaries if they have any questions.

About NexMetals Mining Corp.

NexMetals Mining Corp. is a mineral exploration and development company that is focused on the redevelopment of the previously producing copper, nickel and cobalt resources mines owned by the Company in the Republic of Botswana.

NexMetals is committed to governance through transparent accountability and open communication within our team and our stakeholders. NexMetals’ team brings extensive experience across the full spectrum of mine discovery and development. Collectively, the team has contributed to dozens of projects, including work on the Company’s Selebi and Selkirk mines. Senior team members each have on average, more than 20 years of experience spanning geology, engineering, operations, and project development.

For further information about NexMetals Mining Corp., please contact:

Morgan Lekstrom

CEO and Director

morganl@nexmetalsmining.com

Jaclyn Ruptash

V.P., Communications and Investor Relations

jaclyn@nexmetalsmining.com

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Cautionary Note Regarding Forward-Looking Statements:

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this news release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

This news release contains “forward-looking information” within the meaning of applicable Canadian securities legislation based on expectations, estimates and projections as at the date of this news release. Forward-looking information involves risks, uncertainties and other factors that could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information. For the purposes of this release, forward-looking information includes, but is not limited to, the timing of the effectiveness of the Consolidation and the Company’s application to list on the Nasdaq. These forward-looking statements, by their nature, require the Company to make certain assumptions and necessarily involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ materially from such forward-looking information include, but are not limited to: the possibility that the Company’s common shares will not begin trading on a consolidated basis on the timing anticipated; delays in obtaining or failures to obtain required governmental or stock exchange approvals, including the approval of the Nasdaq in respect of the Company’s listing application; changes in equity markets; and those risks set out in the Company’s public disclosure record on SEDAR+ (www.sedarplus.com) under NEXM’s issuer profile. Although the Company believes that the assumptions and factors used in preparing the forward-looking information in this news release are reasonable, undue reliance should not be placed on such information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law.

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